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                                                                      EXHIBIT 21



                                ENERGYSOUTH, INC.


                           SUBSIDIARIES OF REGISTRANT


                                   Percent of Voting          State of
        Subsidiary                 Securities Owned         Incorporation
        ----------                 -----------------        -------------
Mobile Gas Service Corporation            100%                 Alabama

MGS Storage Services, Inc.                100%                 Alabama

EnergySouth Services, Inc.                100%                 Alabama

MGS Marketing Services, Inc.              100%                 Alabama



                PARTNERSHIPS IN WHICH REGISTRANT OWNS AN INTEREST


                    Partnership                          Equity Ownership
                    -----------                          ----------------
Bay Gas Storage Company, Ltd.                                 87.5%(1)

Southern Gas Transmission Co.                                  51%



(1) As of September 30, 2000; as of the date hereof, equity ownership is 90.9%